EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-03040, 333-67581, 333-72979, 333-67579, 333-109304, 333-109981 and 333-117600 on Form S-3 (as amended) and Registration Statements Nos. 333-03042, 333-03044, 333-27987, 333-95497, 333-103009, 333-109941, and 333-127382 on Form S-8 (as amended) of our reports dated March 1, 2007 relating to the consolidated financial statements of UnionBanCal Corporation and subsidiaries (which report expresses an unqualified  opinion and includes an explanatory paragraph related to the change in method of accounting for defined pension and other postretirement plans as of December 31, 2006) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 2006.

/s/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

San Francisco, California
March 1, 2007